UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 17, 2009
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation
     On March 17, 2009, the Board of Directors of Michael Baker Corporation (the “Company”) accepted the resignation of Craig O. Stuver as Chief Executive Officer of the Company, effective April 1, 2009. The Company issued a press release reporting Mr. Stuver’s resignation and a copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Appointment
     On March 17, 2009, the Board of Directors of the Company announced the appointment of Michael J. Zugay, CPA, as Executive Vice President and Chief Financial Officer, effective April 1, 2009.
     Mr. Zugay, 57, will succeed Craig O. Stuver. Most recently, Mr. Zugay was Senior Vice President and Chief Financial Officer of iGate Corporation where he was responsible for all of the firm’s financial and administrative functions. Previously, he was Vice President of Mergers and Acquisitions with iGate and completed 26 transactions that added more than $190 million in revenue for the company. Prior to that, he was President and Chief Executive Officer of Bliss-Salem, Inc. Mr. Zugay holds a Bachelor’s Degree in Business Management from the Indiana University of Pennsylvania, and is a Certified Public Accountant.
     The Company issued a press release reporting Mr. Zugay’s appointment and a copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated March 17, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION
By:	/s/ H. James McKnight
H. James McKnight
Senior Vice President, General Counsel and Secretary

     Date: March 18, 2009

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated March 17, 2009.	Filed herewith.